Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200359) of Bluerock Residential Growth REIT, Inc. of our report dated March 4, 2015 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 4, 2015